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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of L-1 Identity Solutions, Inc. of our report dated August 4, 2006 relating to the consolidated financial statements of Identix Incorporated, which appears in Exhibit 99.1 of L-1 Identity Solutions, Inc.’s Current Report on Form 8-K dated March 19, 2007. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 12, 2007